Exhibit 24

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned, being a director of Genworth Financial, Inc., a Delaware corporation (the “Company”), hereby severally constitutes and appoints Thomas J. McInerney, Daniel J. Sheehan IV and Ward E. Bobitz and each of them individually, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead in any and all capacities, to sign the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, or on such other form as such attorneys-in-fact, or any of them, may deem necessary or desirable and any amendments thereto, in such form as they or any one of them may approve, and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them individually, full power and authority to do and perform each and every act and thing requisite and necessary to be done so that such Annual Report and any such amendments shall comply with the Securities Exchange Act of 1934, as amended, and the applicable Rules and Regulations adopted or issued pursuant thereto, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitute or resubstitute, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned has hereunto set his or her hand on the date indicated below.

/s/ JAMES S. RIEPE	February 25, 2021
James S. Riepe Non-Executive Chairman of the Board

/s/ G. KENT CONRAD	February 25, 2021
G. Kent Conrad Director

/s/ KAREN E. DYSON	February 25, 2021
Karen E. Dyson Director

/s/ MELINA E. HIGGINS	February 25, 2021
Melina E. Higgins Director

/s/ DAVID M. MOFFETT	February 25, 2021
David M. Moffett Director

/s/ THOMAS E. MOLONEY	February 25, 2021
Thomas E. Moloney Director

/s/ DEBRA J. PERRY	February 25, 2021
Debra J. Perry Director

/s/ ROBERT P. RESTREPO JR.	February 25, 2021
Robert P. Restrepo Jr. Director